EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hypercom Corporation 2010 Equity Incentive Plan of our reports dated March 12, 2010, with respect to the consolidated financial statements of Hypercom Corporation and the effectiveness of internal control over financial reporting of Hypercom Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona
August 9, 2010